Registration No. 333-______

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ----------------------

                       CYCLE COUNTRY ACCESSORIES CORP.
                (Name of Small Business Issuer in its Charter)

        NEVADA                                             42-1523809
----------------------                                  ------------------
(State of Other Jurisdiction of                         (IRS Employer
Incorporation or Organization)                           Identification No.)

                               2188 Highway 86
                             Milford, Iowa 51351
                               (712) 338-2701
         (Address and telephone number of principal executive offices and principal place of business)

                                Ronald Hickman
                           Chief Executive Officer
                               2188 Highway 86
                             Milford, Iowa 51351
                                (712) 338-2701
          (Name, address and telephone number of agent for service)

                                  Copies to:

                          James G. Dodrill II, Esq.
                 The Law Office of James G. Dodrill II, P.A.
                              5800 Hamilton Way
                             Boca Raton, FL 33496
                                (561) 862-0529
                            ----------------------

Approximate date of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ( )

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule
462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ).

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( ).



                       CALCULATION OF REGISTRATION FEE


                                         PROPOSED    PROPOSED
TITLE OF EACH CLASS                      MAXIMUM     MAXIMUM
OF SECURITIES               AMOUNT TO    OFFERING    AGGREGATE   AMOUNT OF
TO BE                          BE        PRICE PER   OFFERING    REGISTRATION
REGISTERED                  REGISTERED   SHARE <F1>  PRICE          FEE
-------------------         ----------   ----------  ----------  -------------
Common Stock,
$.0001 par value to be sold   2,000,000   $4.00      $8,000,000   $1,013.60
by selling shareholders

TOTAL                         2,000,000              $8,000,000   $1,013.60

----------------------

<F1>
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
                   -------------------------------------------


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission or any applicable state securities commission becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                  PROPECTUS

                  SUBJECT TO COMPLETION, DATED JUNE 14, 2005

                       2,000,000 Shares of Common Stock

                       CYCLE COUNTRY ACCESSORIES CORP.

The Offering:

     We are registering the resale by certain of our shareholders (the "Selling Shareholders") of up to 2,000,000 shares of our common stock (the "Shares"). We are not offering or selling any of the Shares. The Selling Shareholders may sell the Shares from time to time on the open market at prevailing market prices in ordinary broker transactions, at prices related to prevailing market prices or in negotiated transactions, and they may pay broker commissions in connection with such transactions. We will not receive any of the proceeds of sale of the Shares nor pay any broker commissions in connection with such sales.

     The Selling Shareholders have acquired the shares in connection with an Agreement and Plan of Merger between Simonsen Iron Works, Inc. and us, dated April 29, 2005 pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided under its Section 4(2). We are registering the shares pursuant to the Agreement and Plan of Reorganization and Merger.

     Our common stock is quoted on the American Stock Exchange.
The closing price of our shares on June 13, 2005 was $3.65.

     The Selling Shareholders and any broker-dealer executing selling orders on behalf of or purchasing from the Selling Shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Commissions received by any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

                                 AMEX - "ATC"
                      _________________________________

     Investing in our stock involves risks. You should carefully consider the Risk Factors beginning on page 9 of this prospectus.

     We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.
                            ______________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these
securities or passed upon the adequacy or accuracy of this
prospectus.  Any representation to the contrary is a criminal offense.
                            _______________________

     The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 The date of this prospectus is June 14, 2005

TABLE OF CONTENTS


About This Prospectus              3
Where You Can Find More
Information                        3
Incorporation by Reference         3
Prospectus Summary                 6
The Offering                       8
Risk Factors                       9
Use of Proceeds                   13
Determination of Offering Price   13
Selling Shareholders              14
Description of Securities         16
Plan of Distribution              20
Legal Matters                     22
Experts                           22
Indemnification                   22

                            ABOUT THIS PROSPECTUS

     This prospectus is a part of a Registration Statement on Form S-3 that we have filed with the Commission. You should rely only on the information provided in this prospectus or any supplement or amendment. We have not authorized anyone else to provide you with additional or different information. You should not assume that the information in this prospectus or any supplement or amendment is accurate as of any date other than the date on the front of this prospectus or any supplement or amendment.

     Unless the context otherwise requires, the terms "we,"
"us," "our," "the Company," and "Cycle Country" mean Cycle Country Accessories Corp., a Nevada corporation and Cycle Country Accessories Corp. an Iowa corporation (our predecessor corporation). The term "selling shareholder" means our shareholders which are offering to sell their shares of Cycle Country common stock that are being registered through this prospectus. The term "common stock" means our common stock, par value $0.0001 per share and the term "Shares" means the 2,000,000 shares of common stock being offered through this prospectus.


                     WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Commission. Information filed with the Commission by us can be inspected and copied at the public reference room maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Further information on the operation of the Commission's public reference room in Washington, D.C. can be obtained by calling the Commission at 1-800-SEC-0330.

     The Commission also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the Commission. The address of that website is http://www.sec.gov.

     Our common stock is listed on the American Stock Exchange
(AMEX: ATC), and reports, proxy statements and other information concerning us can also be inspected at the offices of the American Stock Exchange at 86 Trinity Place, New York, New York 10006.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" into this prospectus certain information which we file with the Commission. This means we can fulfill our obligations to provide you with certain important information by referring you to other documents that we have filed with the Commission. The information that is incorporated by reference is an important part of this prospectus.

     We are incorporating by reference into this prospectus the following documents which we have filed, or may later file, with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The information we file with the Commission later will automatically update and supersede the present information.

     Our Annual Report on Form 10-KSB for the fiscal year ended
September 30, 2004 (filed with the Commission on December 29,
2004);

     Our Quarterly Reports on Form 10-QSB for the fiscal quarters ended December 31, 2004 and March 31, 2005 (filed with the
Commission on February 11, 2005 and May 16, 2005, respectively).

     Our Current Reports on Form 8-K filed with the Commission on
May 23, 2005, May 6, 2005, and April 18, 2005.

     The description of our common stock in our Registration
Statement on Form SB-2 (filed with the Commission on April 21,
2004); and

     All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering

     We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any or all of the information which is incorporated by reference in this prospectus, but which is not delivered with this prospectus. We will provide such information, at no cost to the requesting person, upon written or oral request made to:

                       Cycle Country Accessories Corp.,
                       2188 Highway 86
                       Milford, Iowa 51351
                       Attention: Ronald Hickman, President

     You should rely only on the information provided or incorporated by reference in this prospectus or in the applicable supplement to this prospectus. You should not assume that the information in this prospectus and the applicable supplement is accurate as of any date other than the date on the front cover of the document. If information in incorporated documents conflicts with information in this prospectus, you should rely on the most recent information.

             CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this prospectus and incorporated by reference herein discuss our plans and strategies for our business or make other forward-looking statements, as this term is defined in the Private Securities Litigation Reform Act. The words "anticipates," "believes," "estimates," "expects," "plans," "intends," "may," "could," "will," "continue," "seek," "should," "would" and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements reflect the current views of our management; however, various risks, uncertainties and contingencies could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, these statements, including, without limitation, or relating to the following:

	(1) 	our ability to obtain a meaningful degree of consumer
acceptance for our products now and in the future,
	(2) 	our ability to market our products on a global basis at
competitive prices now and in the future,
	(3) 	our ability to maintain brand-name recognition for our
products now and in the future,
	(4) 	our ability to maintain an effective distributors
network,
	(5) 	our success in forecasting demand for our services now
and in the future,

	(6) 	our ability to maintain pricing and thereby maintain
adequate profit margins,
	(7) 	our ability to achieve adequate intellectual property
protection and
	(8) 	our ability to obtain and retain sufficient capital for
future operations.

     Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve risks and uncertainties and no assurance can be given that the actual results will be consistent with these forward-looking statements. Except as otherwise required by Federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason, after the date of this prospectus.

     For a discussion of important risks of an investment in our securities, including factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see "Risk Factors" beginning on page 9 of this prospectus.

                              PROSPECTUS SUMMARY

     Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus and the documents we have incorporated by reference. You should consider the information set forth under "Risk Factors" and our financial statements and accompanying notes that are incorporated herein by reference.

Cycle Country Accessories Corp.

     We are one of the world's largest manufacturers of accessories for all terrain vehicles ("ATVs"). We manufacture a complete line of branded products, including snowplow blades, lawnmowers, spreaders, sprayers, tillage equipment, winch mounts, utility boxes, oil filters and oil coolers, baskets and an assortment of other ATV accessory products. These products custom fit essentially all ATV models from Honda, Yamaha, Kawasaki, Suzuki, Polaris, Arctic Cat and Bombardier. We design, engineer and assemble all accessory products at our headquarters in Milford and manufacturer a majority of the original equipment components at our Spencer facility, which is the site of Simonsen Iron Works, Inc..

     We are recognized as a leader in the manufacturing of high quality ATV accessory products. This reputation has enabled us to develop key, long-term relationships with ATV manufacturers and distributors. We have sold our products to 17 distributors in the United States for the past 23 years. The distributors call on and sell Cycle Country products to virtually every ATV dealer in North America. Similar strategic arrangements have also been developed internationally. We currently have 19 international distributors distributing our products to 35 countries. For the fiscal year ended September 30, 2004, we achieved revenues of $20,665,674.

     We are also the largest manufacturer of golf car hubcaps in the world. We estimate that we maintain 70% of the original equipment manufacturer ("OEM") hubcap business. We have always sold directly to golf car manufacturers and we believe that we have an excellent distribution network that reaches the after market throughout the United States, Europe and Asia.

     We are continuing our growth in the lawn and garden industry. Our market research tells us that the manufacturers of garden tractors and utility vehicles need accessories similar to those available in the ATV industry. Our pull-behind products, 3-point implements, and other branded and private label accessories can be used with lawn and garden tractors and utility vehicles. We have sold our products to several equipment manufacturers, dealers and retail outlets within the lawn and garden and utility vehicle markets. We continue to work with several other lawn and garden manufacturers to introduce these accessories into their product lines. We also continue to design new accessories to market within the Lawn and Garden industry.

     Our three largest customers accounted for approximately 49% of our net sales in the year ended September 30, 2004. Two of these three customers have represented a significant amount of our business every year for at least the past 18 years. While the percentage of total net sales these customers represent should decrease as our sales grow in other areas, such as Lawn and Garden, we do anticipate these customers will continue to represent a significant amount of our business.

     On April 29, 2005 we acquired Simonsen Iron Works, Inc., which had been our largest supplier of fabricated steel parts for total consideration of $7,000,000 in cash and $8,000,000 worth of our common stock. During the year ended September 30, 2004, we purchased approximately $8,140,000 of goods from Simonsen. This represented approximately 61% of our raw goods purchases during that year. We believe that our partnership with Simonsen has been a key to the success of our Company as working with this vendor allowed us to maintain the highest quality parts at the most economical cost. Going forward as one company will allow us to bring products to market sooner, reduce costs by streamlining production processes, and reducing overhead to maximize profits.

     Our principal office is located at 2188 Highway 86, Milford, Iowa 51351 (Telephone (712) 338-2701, fax (712) 338-2601. Our
internet address is www.cyclecountry.com.

                                 The Offering
                                 ------------

Securities Offered                              Up to 2,000,000 shares of
                                                common stock, all of
                                                which are being offered
                                                by the selling
                                                shareholders; See
                                                "Description of
                                                Securities"


Common Stock Outstanding, before offering (1)   7,106,172
Common Stock Outstanding, after offering (1)    7,106,172


American Stock Exchange Symbol                  ATC


Use of Proceeds                                 We will not receive any
                                                proceeds from the sale of
                                                the shares of common
                                                stock by our selling
                                                shareholders.  See "Use
                                                of Proceeds."


Dividend Policy                                 We do not intend to pay
                                                dividends on our common
                                                stock.  We plan to retain
                                                any earnings for use in
                                                the operation of our
                                                business and to fund
                                                future growth.



(1)	Assumes that all 2,000,000 shares are issued to the
Selling Shareholders pursuant to the Agreement and Plan of Merger.

                                 RISK FACTORS
                                 ------------

     The securities offered are highly speculative. You should purchase them only if you can afford to lose your entire investment in us. You should carefully consider the following risk factors, as well as all other information in this prospectus.

     Certain important factors may affect our actual results and could cause those results to differ significantly from any forward-looking statements made in this prospectus or otherwise made by us or on our behalf. For this purpose, any statements contained in this prospectus that are not statements of historical fact should be considered to be forward-looking statements. Words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" or the negatives of those words, identify forward-looking statements. These statements appear in a number of places in this prospectus and include statements as to our intent, belief or expectations. These forward-looking statements are subject to the risks detailed below or elsewhere in this prospectus, or detailed from time to time in our filings with the Securities and Exchange Commission. See "Risks Associated With Forward-Looking Statements" on page 12.

     Investors should assume that, even if not specifically stated within this document, if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Our revenues and earnings could be negatively affected if we cannot anticipate market trends, enhance existing products and achieve market acceptance of new products.
---------------------------------------------------------------------

     Our ability to continue and expand the sales levels that we typically achieved in prior years is largely dependent on our ability to successfully anticipate and respond to changing consumer demands and trends in a timely manner. This includes introducing new or updated products at prices acceptable to customers. Our ability to maintain market acceptance and achieve further acceptance for our products will depend upon our ability to:

         -        maintain a strong and favorable brand image;

         -        maintain a reputation for high quality; and

         - continue to develop our network of distributors to sell our products both domestically and internationally.

     We can give you no assurance that the market for our products will continue to develop or that large demand for these products will be sustainable. In addition, we may incur significant costs in our attempt to maintain or increase market acceptance for our products.

Our sales are highly dependent on the effectiveness of our
distributor networks.
---------------------------------------------------------------------

     Our level of sales depends to a great extent upon the
effectiveness of our distributor networks.   We can offer no
assurance that these distributors will continue to have the success they have historically.

Our sales may be impacted by weather conditions.
---------------------------------------------------------------------

     As a manufacturer of accessories for outdoor motorized equipment, our sales may be impacted by weather conditions. For example, lack of snowfall in any year in any particular region of the United States or Canada may adversely affect demand for our snow plow. There is no assurance that certain weather conditions would not have a material adverse effect on our sales.

Our officers and directors are not required to continue as
shareholders.
---------------------------------------------------------------------

     There is no requirement that any of our officers and/or directors retain any of their shares of our common stock. Accordingly, there is no assurance that all or any of our officers and/or directors will continue to maintain an equity interest in the company.

A large percentage of our sales are made to our three largest customers.
---------------------------------------------------------------------

     Our three largest customers accounted for approximately
49% of our net sales in the year ended September 30, 2004. Two of these three customers have represented a significant amount of our business every year for at least the past 18 years. While the percentage of total net sales these customers represent should decrease as our sales grow in other areas, such as Lawn and Garden, we do anticipate these customers will continue to represent a significant amount of our business. The loss of any or all of these customers would have a material adverse impact on the results of our operations.

We face product liability claims.
---------------------------------------------------------------------

     Product liability claims are made against us from time to time. We currently carry $2 million in product liability insurance. Over the past 8 years, we paid an aggregate of less than $30,000 in product liability claims, and the largest single judgment against us has been for $21,000. No assurance can be given that our historical claims record will not change or that material product liability claims against us will not be made in the future. Adverse determination of material product liability claims made against us could have a material adverse effect on our financial condition.


Our products could contain defects creating product recalls and warranty claims that could materially adversely affect our future sales and profitability.
---------------------------------------------------------------------

     Our products could contain unforeseen defects. These defects could result in product recalls and warranty claims. A product recall could delay or halt production of the affected product until we are able to address the reasons for any defects. Recalls may also have a materially negative effect on our brand image and public perception of the affected product. This could materially adversely affect our future sales. Recalls or other defects would be costly and could require substantial expenditures.

     We offer a standard one-year warranty on all products except snow plows, on which we offer a limited life time warranty. Although we employ quality control procedures, a product is sometimes distributed which needs repair or replacement. Historically, product recalls have been administered through our distributors and have not had a material effect on our business. However, no assurance can be given that our historical claims record will not change adversely as a result of our growth or otherwise.

     Unanticipated defects could also result in product liability litigation against us. Given the nature of our products, we have in the past and expect in the future to be subject to potential product liability claims that, in the absence of sufficient insurance coverage, could have a material adverse effect on us. Although we currently maintain liability insurance coverage, this coverage may not be adequate to cover all product liability claims. Any large product liability claim could materially adversely affect our ability to market our products.

We face substantial competition.
---------------------------------------------------------------------

     We face competition from various companies in each product line we offer. A number of our competitors are well financed and could develop innovative products that would reduce our market share. Additionally, as we expand our product offerings into new markets and into offering new products we will face additional competition. Competition in foreign markets may also be affected by duties, tariffs, taxes and the effect of various trade agreements, import restrictions and fluctuations in exchange rates.

A recession could detrimentally affect our sales.
---------------------------------------------------------------------

     Our sales are partially dependent on discretionary consumer spending, which may be affected by general economic conditions.
A recessionary environment could result in a decrease in consumer spending in general, which could result in decreased spending in our markets, directly or in the overall market for ATV's, either of which could have a material adverse effect on our business, operating results and financial condition. Additionally, factors that influence the general economic climate, such as consumer confidence levels, interest rates, employment trends and fuel availability and prices could also result in decreased spending in our markets. Because in the short term most of our operating expenses are relatively fixed, we may be unable to adjust spending sufficiently in a timely manner to compensate in the event of any unexpected sales shortfall. If we fail to make these adjustments quickly, our operating results and financial condition could be materially adversely affected.


Our quarterly financial results may fluctuate significantly.
---------------------------------------------------------------------

     Our quarterly operating results will likely fluctuate significantly in the future as a result of a variety of factors, some of which are outside our control. These factors include:

*       General economic and market conditions;
*       Pricing changes in the industry;
*       The amount and timing of orders from retailers;
*       The timing of shipments and new product introductions;
*       Manufacturing delays;
*       Seasonal variations in the sale of our products;
*       Product mix; and
*       Pricing changes in our products.

     Due to these factors, our quarterly operating results may fall below any market expectations that may arise. If this happens, the trading price of our common stock would likely decline, perhaps significantly.


There is no assurance of future dividends being paid.
---------------------------------------------------------------------

     At this time we do not anticipate paying dividends in the future, but instead plan to retain any earnings for use in the operation of our business and to fund future growth. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions.

Risks associated with forward looking statements.
---------------------------------------------------------------------

     This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to:

	(1) 	our ability to obtain a meaningful degree of consumer
acceptance for our products now and in the future,
	(2) 	our ability to market our products on a global basis at
competitive prices now and in the future,
	(3) 	our ability to maintain brand-name recognition for our
products now and in the future,
	(4) 	our ability to maintain an effective distributors
network,
	(5) 	our success in forecasting demand for our services now
and in the future,
	(6) 	our ability to maintain pricing and thereby maintain
adequate profit margins,
	(7) 	our ability to achieve adequate intellectual property
protection and
	(8) 	our ability to obtain and retain sufficient capital for
future operations.

                                USE OF PROCEEDS
                                ---------------


     All shares of our common stock offered by this prospectus are being registered for the account of the selling shareholders.

     We will not receive any proceeds from the sale of the shares of common stock being offered by our selling shareholders.

     We expect to incur expenses of approximately $20,500 in connection with the registration of the shares.



                        DETERMINATION OF OFFERING PRICE
                        -------------------------------

     The price at which the shares may actually be sold by the selling shareholders will be determined by the market price of our common stock as of the date of sale.

                             SELLING SHAREHOLDERS
                             --------------------


     The shares of common stock offered hereby were originally issued by us in connection with the acquisition of Simonsen Iron Works, Inc. The selling shareholders and any of its pledgees, donees or their successors, may from time to time offer and sell pursuant to this prospectus any or all of the common stock offered hereby.

     On April 29, 2005, we consummated an Agreement and Plan of Merger (the "Agreement") with the Selling Shareholders through which we acquired Simonsen Iron Works. The terms of the Agreement provided that the Selling Shareholders exchanged 100% of the outstanding shares of Simonsen, for cash consideration of $7,000,000 and $8,000,000 worth of our common stock. The shares of common stock will be valued at the greater of: (a) the average of the closing prices for registrant's common stock as reported by the American Stock Exchange for each of the 30 consecutive trading days beginning on June 1, 2005 and ending on July 13, 2005 (the "Pricing Period") and (b) $6.65.

     Since the number of shares of our common stock issuable pursuant to the Agreement may change based upon fluctuations of the market price of our common stock during the Pricing Period, the actual number of shares of our common stock that will be issued under the Agreement, and consequently the number of shares of our common stock that will be beneficially owned by the Selling Shareholders cannot be determined at this time. Because of this fluctuating characteristic, we have agreed to register a number of shares of our common stock that exceeds the number of our shares of common stock currently beneficially owned by the Selling Shareholders.

     The following table sets forth information as of June 1, 2005, with respect to the selling shareholders and the common stock beneficially owned by the selling shareholders that may be offered pursuant to this prospectus. Such information has been obtained from the selling shareholders. The selling shareholders do not have, and within the past three years have not had, any position, office or other material relationship with us or any of our predecessors or affiliates other than Simonsen Iron Works, which was our primary supplier of raw materials and as a result of the ownership of the shares of common stock acquired in connection with our acquisition of Simonsen Iron Works, Inc. Because the selling shareholders may offer all, some or none of the common stock pursuant to this prospectus, no estimate can be given as to the amount of the common stock that will be held by the selling shareholders upon completion of this offering.


                                                                      Shares
                  Common Stock    Percentage        Shares to be      owned After     Percentage
Name           Beneficially Owned Before Offering   Sold in Offering  Offering(2)    After Offering(2)
               ----------------------------------   ----------------  ------------   ------------------
Alan Bailey       600,000           8.4%            600,000             -0-             0%

David Bailey      550,000           7.7%            550,000             -0-             0%

Joan Bailey       550,000           7.7%            550,000             -0-             0%

Lisa Bailey       300,000           4.2%            300,000             -0-         	0%


(1) 	This registration statement shall also cover any additional
shares of our common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

(2)	Assumes the sale of all shares offered hereby.

                            DESCRIPTION OF SECURITIES
                            -------------------------
General

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this prospectus, 7,106,172 shares of common stock and no shares of preferred stock were outstanding. The transfer agent for our common stock is Atlas Stock Transfer of Salt Lake City, Utah.

Common Stock

     We are authorized to issue 100,000,000 shares of our common stock, $0.0001 par value, of which 7,106,172 shares are issued and outstanding as of the date of this prospectus. The issued and outstanding shares of common stock are fully paid and non-assessable. Except as provided by law or our certificate of incorporation with respect to voting by class or series, holders of common stock are entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     Subject to any prior rights to receive dividends to which the holders of shares of any series of the preferred stock may be entitled, the holders of shares of common stock will be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends. Upon our liquidation or dissolution, holders of shares of common stock will be entitled to share proportionally in all assets available for distribution to such holders.

Preferred Stock

     The board of directors has the authority, without further action by our shareholders, to issue up to 20,000,000 shares of preferred stock, par value $.0001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. No shares of preferred stock are currently issued and outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and could have the effect of delaying, deferring or preventing a change of our control.

     On June 11, 2003, the Company entered into and closed upon a financing agreement whereby the Company's newly authorized preferred shares were issued in exchange for restricted cash.
The restricted cash would be made available to the Company for general corporate purpose usage upon the conversion of the Preferred Stock. The preferred shares were convertible into the Company's common shares based on an annually set conversion price computed as the average of the five lowest closing prices of the common stock for the twenty-two trading days prior to each anniversary date. Upon an event of default, the investment may have been reclassified as a debt obligation of the Company. This new series of preferred shares was cumulative and convertible with dividends computed on a simple interest per annum basis using the current prime interest rate plus 0.5% (4.5% at June 30, 2004, full conversion date) and was to be paid prior to any dividends being paid or declared on the Company's common stock. The Company has 2,000,000 shares of $0.0001 par value preferred stock authorized and no shares issued and outstanding at March 31, 2005. As of June 30, 2004, all of the convertible preferred shares were converted into common shares of the Company. The conversion also released the restricted cash to the Company for general corporate purpose usage of which almost all of the balance was applied to the Notes with the commercial lender to retire the Company's Notes payable in full.


Warrants

     Certain shares of common stock offered by Cycle Country Accessories Corp. (a Nevada corporation) on August 21, 2001 had warrants attached. We presently have 1,458,250 warrants outstanding related to the common stock offered on August 21, 2001. Each warrant entitles the holder thereof to purchase one share of common stock at a price per share of $4.00 ending on August 21, 2005. Each unexercised warrant is redeemable by us at a redemption price of $0.001 per warrant at any time, upon 30 days written notice to holders thereof, if (a) our common stock is traded on NASDAQ or listed on an exchange and (b) the Market Price (defined as the average closing bid price for twenty (20) consecutive trading days) equals or exceed 120% of the exercise price.

     On June 9, 2003 the Company issued warrants to purchase 40,000 shares of the Company's common shares. The holder is entitled to purchase the common shares at an exercise price per share of $4.00 ending on June 9, 2010. All 40,000 of these warrants are presently outstanding.

     Pursuant to applicable federal and state securities laws, in the event a current prospectus is not available, the warrant holders may be precluded from exercising the warrants and we would be precluded from redeeming the warrants. There can be no assurance that we will not be prevented by financial or other considerations from maintaining a current prospectus. Any warrant holder who does not exercise prior to the redemption date, as set forth in our notice of redemption, will forfeit the right to purchase the common stock underlying the warrants, and after the redemption date or upon conclusion of the exercise period, any outstanding warrants will become void and be of no further force or effect, unless extended by our Board of Directors.

     The number of shares of common stock that may be purchased with the warrants is subject to adjustment upon the occurrence of certain events, including a dividend distribution to our shareholders or a subdivision, combination or reclassification or our outstanding shares of common stock. The warrants do not confer upon holders any voting or any other rights as our shareholders.

     We may at any time, and from time to time, extend the exercise period of the warrants, provided that written notice of such extension is given to the warrant holders prior to the expiration date then in effect. Also, we may reduce the exercise price of the warrants for limited periods or through the end of the exercise period if deemed appropriate by the Board of Directors. Any extension of the term and/or reduction of the exercise price of the warrants will be subject to compliance with Rule 13e-4 under the Exchange Act including the filing of a
Schedule 14E-4. Notice of any extension of the exercise period and/or reduction of the exercise price will be given to the warrant holders. We do not presently contemplate any extension of the exercise period or any reduction in the exercise price of the warrants. The warrants are also subject to price adjustment upon the occurrence of certain events including subdivisions or combinations of our common stock.



Market Information

     Our common stock was approved for listing on the American Stock Exchange under the symbol: ATC effective June 19, 2003. Prior to June 19, 2003, our common stock was approved for quotation on the National Association of Securities Dealers OTC Bulletin Board under the symbol: CYCY. The table below sets forth the reported high and low bid prices for the periods indicated. The bid prices shown during the period our stock was on the OTC Bulletin Board, gathered from www.otcbb.com, reflect quotations between dealers, without adjustment for markups, markdowns or commissions, and may not represent actual transactions in the Company's securities.


                     High          Low
                   --------      -------
FY 2005
--------
Second Quarter      $5.75         $4.72
First Quarter       $6.49         $4.60



FY 2004
--------
Fourth Quarter      $5.41         $4.26
Third Quarter       $5.88         $4.97
Second Quarter      $5.74         $4.25
First Quarter       $4.90         $4.39


FY 2003
--------
Fourth Quarter      $5.00         $4.50
Third Quarter       $5.00         $3.30
Second Quarter      $3.72         $3.05
First Quarter       $4.14         $2.12


     As of May 10, 2005, there were approximately 814 holders of record of Common Stock inclusive of those brokerage firms and/or clearing-houses holding the Company's Common Stock in street name for their clientele (with each such brokerage house and/or clearing house being considered as one holder).

     The Company has never paid a dividend on its common stock.
It is the Company's present policy to retain all earnings to provide funds for the future growth of the Company.

Recent Sales Of Unregistered Securities
---------------------------------------

     The following information is furnished with regard to all securities sold by Cycle Country Accessories Corp. within the past three years that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering. None of the foregoing transactions involved a distribution or public offering.


Date                 Name                        # of Shares     Total Price
-----------------------------------------------------------------------------
June 11, 2003    Laurus Master Fund, Ltd.   2,000,000 preferred  $2,000,000
June 26, 2002    Go Company, LLC              155,000 common       $450,000*


*The shares were issued in lieu of cash for repayment of $450,000 advanced from Go Company in connection with the Company's acquisition of Perf-Form Products, Inc.

Issuer Purchases Of Equity Securities

     The Company did not repurchase any shares during the fiscal year ended September 30, 2004.

                             PLAN OF DISTRIBUTION
                             --------------------

     We will not receive any of the proceeds of the sale of the shares of common stock offered by the selling shareholders under this prospectus.

     The selling shareholders may sell their shares of common stock from time to time to purchasers:

- directly; or

- through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of the common stock.

     The selling shareholders and any such broker-dealers or agents who participate in the distribution of the common stock may be deemed to be "underwriters." As a result, any profits on the sale of the common stock by the selling shareholders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling shareholders were deemed to be an underwriter, the selling shareholders may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the common stock is sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent's commissions.

     The common stock may be sold by the selling shareholders in one or more transactions at:

- fixed prices;
- prevailing market prices at the time of sale;
- varying prices determined at the time of sale; or
- negotiated prices.

     These sales may be effected in transactions:

- on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of the sale, including the Nasdaq National Market;
- in the over-the-counter market; or
- otherwise than on such exchanges or services or in the over-the-counter market.

     These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

     To our knowledge, there are currently no plans, arrangements or understandings between the selling shareholders and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling shareholder. The selling shareholders might not sell any or all of the common stock offered pursuant to this prospectus. The selling shareholders might instead transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

     The selling shareholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling shareholders and any other such person. In addition, Regulation M under the Exchange Act may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the underlying common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

     We agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of:

- Such time as the selling shareholders may sell all of the shares held by them without registration pursuant to Rule 144 under the Securities Act within a three-month period; or

- Such time as all of the shares have been sold by the selling shareholders.

     We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

                                LEGAL MATTERS
                                -------------

     The Law Office of James G. Dodrill II, P.A. of Boca Raton,
Florida will give an opinion for us regarding the validity of the common stock offered in this prospectus.

                                   EXPERTS
                                   -------

     The consolidated financial statements as of September 30, 2004 and for the year ended September 30, 2004 incorporated in this prospectus by reference to the Annual Report on Form 10-KSB for the year ended September 30, 2004 have been so incorporated in reliance on the report of Henjes, Conner, Williams & Grimsley LLP, independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and
accounting.   The consolidated financial statements as of
September 30, 2003 and for the year ended September 30, 2003 incorporated in this prospectus by reference to the Annual Report on Form 10-KSB for the year ended September 30, 2004 have been so incorporated in reliance on the report of Tedder, James, Worden and Associates P.A., independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.



                               INDEMNIFICATION
                               ---------------

     Article 11 of our Articles of Incorporation includes certain provisions permitted by the Nevada Revised Statutes, which provides for indemnification of directors and officers against certain liabilities. Pursuant to our Articles of Incorporation, our officers and directors are indemnified, to the fullest extent available under Nevada Law, against expenses actually and reasonably incurred in connection with threatened, pending or completed proceedings, whether civil, criminal or administrative, to which an officer or director is, was or is threatened to be made a party by reason of the fact that he or she is or was one of our officers, directors, employees or agents. We may advance expenses in connection with defending any such proceeding, provided the indemnity undertakes to repay any such amounts if it is later determined that he or she was not entitled to be indemnified by us.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

	No dealer, salesman or other
person is authorized to give any
information or to make any
representations not contained in
this prospectus in connection with
the offer made hereby, and, if
given or made, such information or
representations must not be relied
upon as having been authorized by
Cycle Country.  This prospectus
does not constitute an offer to
sell or a solicitation to an offer
to buy the securities offered
hereby to any person in any state
or other jurisdiction in which such
offer or solicitation would be
unlawful.  Neither the delivery of
this prospectus nor any sale made
hereunder shall, under any
circumstances, create any
implication that the information
contained herein is correct as of
any time subsequent to the date
hereof.

Until _________ __, 2005 (90 days
after the date of this prospectus)
all dealers that effect
transactions in these securities,
whether or not participating in
this offering, may be required to
deliver a prospectus.  This is in
addition to the dealer's obligation
to deliver a prospectus when acting
as underwriters and with respect to
their unsold allotments or
subscriptions.




	TABLE OF CONTENTS
	Page
About This Prospectus              3
Where You Can Find More
Information                        3
Incorporation by Reference         3
Prospectus Summary                 6
The Offering                       8
Risk Factors                       9
Use of Proceeds                   13
Determination of Offering Price   13
Selling Shareholders              14
Description of Securities         16
Plan of Distribution              20
Legal Matters                     22
Experts                           22
Indemnification                   22


June 14, 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     We estimate that expenses in connection with this registration statement will be as follows:

SEC registration fee           $1,014
Legal fees and expenses       $10,000
Accounting fees and expenses   $7,500
Miscellaneous*                 $1,986
                             ---------
Total                         $20,500

*estimate

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Article 11 of our Articles of Incorporation includes certain provisions permitted by the Nevada Revised Statutes, which provides for indemnification of directors and officers against certain liabilities. Pursuant to our Articles of Incorporation, our officers and directors are indemnified, to the fullest extent available under Nevada Law, against expenses actually and reasonably incurred in connection with threatened, pending or completed proceedings, whether civil, criminal or administrative, to which an officer or director is, was or is threatened to be made a party by reason of the fact that he or she is or was one of our officers, directors, employees or agents. We may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to repay any such amounts if it is later determined that he or she was not entitled to be indemnified by us.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

ITEM 16. EXHIBITS

Exhibit Number		Description

3.1                     Articles of Incorporation of Cycle Country
                        Accessories Corp.*

3.2                     Bylaws of Cycle Country Accessories Corp.*

4.1 Specimen certificate of the Common Stock of Cycle Country Accessories Corp.*

4.2                     Specimen certificate of the Warrants of
                        Cycle Country Accessories Corp.*

5.1                     Opinion of Law Office of James G. Dodrill
                        II, P.A. as to legality of securities being registered

10.1 Stock Purchase Redemption Agreement entered into on August 21, 2001 by and between Cycle Country Accessories Corporation (an Iowa Corporation), the holders and record owners of all of the outstanding shares of Cycle Country Accessories Corporation (an Iowa Corporation) and Cycle Country Accessories Corp. (a Nevada Corporation) and parent of Cycle Country Accessories Corporation (an Iowa Corporation).*

10.2 Secured Credit Agreement by and between Cycle Country Accessories Corp. (a Nevada Corporation) and Cycle Country Accessories Corporation (an Iowa Corporation) as Borrowers and Bank Midwest, Minnesota Iowa, N.A. as Lender dated as of August 21, 2001.*

10.3                    Employment Agreement with Ronald Hickman.*

10.4                    Employment Agreement with Jim Danbom.*

10.5                    Lease of Business Property entered into
                        November 21, 1985 between Double J Building and Cycle Country Accessories Corporation
                        (an Iowa corporation).  *

10.6                    Lease of Business Property entered into
                        August 1, 1994 between Double J Building and Okoboji Industries.*

10.7                    Cycle Country Accessories Corp. Pension and
                        Profit Sharing Plan.*

10.8                    Promissory Note dated July 24, 2000 with
                        Landmark Leasing. *

10.9                    Promissory Note dated May 30, 1996 with
                        Okoboji Industries.*

10.10                   Promissory Note dated August 7, 1995 with
                        Okoboji Industries.*

10.11                   Securities Purchase Agreement entered
                        into by and among Cycle Country
                        Accessories Corp., Cycle Country Accessories
                        Corp. Subsidiary and Laurus Master Fund,
                        Ltd. as of June 11, 2003. #

10.12 Registration Rights Agreement entered into by and among Cycle Country Accessories Corp and Laurus Master Fund, Ltd. as of June 11, 2003. #

10.13                   Warrant issued to Laurus Master Fund, Ltd. on
			June 9, 2003 #

10.14 Agreement and Plan of Merger by and among Cycle Country Accessories Corp., a Nevada corporation, its wholly owned subsidiary Cycle Country Accessories Corporation, an Iowa corporation, Simonsen Iron Works, Inc., an Iowa corporation, and Simonsen's stockholders.

10.15                   Registration Rights Agreement.

23.1                    Consent of Henjes, Conner, Williams &
                        Grimsley LLP. regarding Cycle Country
                        Accessories Corp. (a Nevada corporation)

23.2                    Consent of Tedder, James, Worden &
                        Associates, P.A. regarding Cycle Country
                        Accessories Corp. (a Nevada corporation)

23.3                    Consent of James G. Dodrill II (included in
                        Exhibit 5.1)


* previously filed in connection with the company's registration statement on Form SB-2 (and amendments thereto) filed August 29, 2001 (file number 333-68570).

# previously filed in connection with the company's registration statement on Form SB-2 filed May 21, 2004 (file number 333-
114713)

ITEM 17. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes:

(1)	To file, during any period in which it offers or sells
securities, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by Section
10(a)(3) of the Securities Act;

ii.	Reflect in the prospectus any facts or events
arising after the effective date of the
registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent changes in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	Include any material information with respect to
the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That for the purpose of determining any liability
under the Securities Act, each post-effective amendment shall be deemed to be as a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be deemed the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under
the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	That, insofar as indemnification for liabilities
arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milford state of Iowa, on June 14, 2005.

                         CYCLE COUNTRY ACCESSORIES CORP.

                         By:     /s/ Ron Hickman
                             -----------------------
                             Ron Hickman
                             Principal Executive Officer,
                             President and Director


	In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 14, 2005.


By:	/s/ Ron Hickman		Principal Executive Officer, President and
    ------------------------
            Ron Hickman         Director


By:     /s/ David Davis         Principal Financial Officer and
    ------------------------
            David Davis         Principal Accounting Officer

By:	/s/ Jim Danbom		Director
    ------------------------
            Jim Danbom

By:	/s/ L.G. Hancher Jr.		Director
    ------------------------
            L.G. Hancher Jr.

By:	/s/ F. L. Miller		Director
   -------------------------
            F. L. Miller

By:	/s/ Rod Simonson		Director
   -------------------------
            Rod Simonson



ii



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